EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned officers and directors of Stanley Black & Decker, Inc., a Connecticut corporation (the "Corporation"), hereby severally constitute Janet M. Link and Donald J. Riccitelli our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for the year ended December 29, 2018 of the Corporation filed herewith (the "Form 10-K"), and any and all amendments thereof, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable the Corporation to comply with the annual filing requirements under the Securities Act of 1934, as amended, including, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to such Form 10-K and any and all amendments thereto.

Signature	Title	Date

/s/ James M. Loree	President and Chief Executive Officer, Director	February 26, 2019
James M. Loree

/s/ Andrea J. Ayers	Director	February 26, 2019
Andrea J. Ayers

/s/ George W. Buckley	Director	February 26, 2019
George W. Buckley

/s/ Patrick D. Campbell	Director	February 26, 2019
Patrick D. Campbell

/s/ Carlos M. Cardoso	Director	February 26, 2019
Carlos M. Cardoso

/s/ Robert B. Coutts	Director	February 26, 2019
Robert B. Coutts

/s/ Debra A. Crew	Director	February 26, 2019
Debra A. Crew

/s/ Michael D. Hankin	Director	February 26, 2019
Michael D. Hankin

/s/ Marianne M. Parrs	Director	February 26, 2019
Marianne M. Parrs

/s/ Robert L. Ryan	Director	February 26, 2019
Robert L. Ryan

/s/ James H. Scholefield	Director	February 26, 2019
James H. Scholefield

/s/ Dmitri L. Stockton	Director	February 26, 2019
Dmitri L. Stockton